Exhibit 3.1

Execution Version

ELEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RENT THE RUNWAY, INC.

Pursuant to Section 242 and 245

of the General Corporation Law of

the State of Delaware

Rent the Runway, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is Rent the Runway, Inc. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on March 3, 2009.

2. This Eleventh Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Charter”) has been duly adopted by unanimous written consent of the Board of Directors of the Corporation in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware.

3. The text of the Tenth Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby amended and restated to read in its entirety as follows:

FIRST. The name of the corporation is Rent the Runway, Inc. (the “Corporation”).

SECOND. Its registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange St., Wilmington, County of New Castle, Delaware 19801 and its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is:

(i) 60,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and

(ii) 35,236,646 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which (a) 4,375,000 shares shall be designated as Seed Series Convertible Preferred Stock (the “Seed Series Preferred Stock”), (b) 5,187,500 shares shall be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), (c) 1,949,256 shares shall be designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), (d) 1,861,323 shares shall be designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”) (e) 351,108 shares shall be designated Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), (f) 3,609,493 shares shall be designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”), (g) 3,723,110 shares shall be designated Series E Convertible Preferred Stock (the “Series E Preferred Stock”), (h) 6,039,272 shares shall be designated Series F Convertible Preferred Stock (the “Series F Preferred Stock”), and (i) 8,140,584

shares shall be designated Series G Convertible Preferred Stock (the “Series G Preferred Stock” and, collectively with the Seed Series Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and the Series F Preferred Stock, the “Non-Regulated Series Preferred Stock”). The Seed Series Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock are sometimes referred to together herein as the “Series Preferred Stock.”

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation. Unless otherwise indicated, references to “Sections” or “Subsections” in Part B of this Article FOURTH refer to sections and subsections in Part B of this Article FOURTH.

A. COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock set forth herein.

2. Voting. Except as otherwise provided in this Restated Charter, the holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3. Board of Directors. The holders of record of the Common Stock shall have the right to the exclusion of all other classes or series of the Corporation’s capital stock, voting at a meeting of stockholders called for the purpose or by written consent, separately from the Preferred Stock, to elect three (3) individuals to serve on the Board of Directors of the Corporation. Any member of the Board of Directors elected pursuant to this Section may be removed at any time with or without cause by, and only by, the affirmative vote of a majority of the voting power of the then outstanding Common Stock. Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any director elected pursuant to this Section shall only be filled pursuant to this Section.

B. PREFERRED STOCK.

1. Board of Directors.

(a) The holders of record of the Seed Series Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock (collectively, “Junior Preferred Stock”) shall have the right, to the exclusion of all other classes or series of the Corporation’s capital stock, voting together as a single class on an as-converted basis at a meeting of stockholders called for the purpose or by written consent, separately from the Common Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, to elect two (2) individuals (the “Junior Preferred Directors”) to serve on the Board of Directors of the Corporation. Any member of the Board of Directors elected pursuant to this Section may be removed at any time with or without cause by, and only by, the affirmative vote of holders of a majority of the then outstanding shares of Junior Preferred Stock, voting together as a single class on an as-converted basis. Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any director elected pursuant to this Section shall only be filled pursuant to this Section.

(b)The holders of record of the Series D Preferred Stock shall have the right, to the exclusion of all other classes or series of the Corporation’s capital stock, voting at a meeting of stockholders called for the purpose or by written consent, separately from the Common Stock and all other series of Preferred Stock, to elect one (1) individual (the “Series D Director”), to serve on the Board of Directors of the Corporation. Any member of the Board of Directors elected pursuant to this Section may be removed at any time with or without cause by, and only by, the holders of a majority of the then outstanding shares of Series D Preferred Stock. Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any director elected pursuant to this Section shall only be filled pursuant to this Section.

(c) The holders of record of the Series F Preferred Stock shall have the right, to the exclusion of all other classes or series of the Corporation’s capital stock, voting at a meeting of stockholders called for the purpose or by written consent, separately from the Common Stock and all other series of Preferred Stock, to elect one (1) individual (the “Series F Director”), to serve on the Board of Directors of the Corporation. Any member of the Board of Directors elected pursuant to this Section may be removed at any time with or without cause by, and only by, the holders of a majority of the then outstanding shares of Series F Preferred Stock. Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any director elected pursuant to this Section shall only be filled pursuant to this Section.

(d) The holders of record of the capital stock of the Corporation shall have the right, voting together as a single class on an as-converted basis at a meeting of stockholders called for the purpose or by written consent, to elect the balance of the total number of directors of the Corporation not otherwise elected pursuant to Section 3 of Part A of Article FOURTH or Sections 1(a), 1(b) or 1(c) of Part B of Article FOURTH of this Certificate of Incorporation. Any member of the Board of Directors elected pursuant to this Section may be removed at any time with or without cause by, and only by, the affirmative vote of holders of a majority of the then outstanding shares of capital stock of the Corporation, voting together as a single class on an as-converted basis. Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any director elected pursuant to this Section shall only be filled pursuant to this Section.

2. Dividends.

(a) In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock payable solely in the form of additional shares of Common Stock), the holders of the Series Preferred Stock, subject to the last sentence of this Section 2(a), shall be entitled to receive the amount of dividends per share of Series Preferred Stock that would be payable on the number of whole shares of the Common Stock into which each share of such Series Preferred Stock held by each holder could be converted pursuant to the provisions of Section 5 below (with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion), such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. No dividends shall be declared or paid on Common Stock, Junior Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock until all dividends accrued or declared but unpaid on the Series G Preferred Stock shall have been paid in full; no dividends shall be declared or paid on Common Stock, Junior Preferred Stock, Series D Preferred Stock or Series E Preferred Stock until all dividends accrued or declared but unpaid on the Series F Preferred Stock shall have been paid in full; no dividends shall be declared or paid on Common Stock, Junior Preferred Stock or Series D Preferred Stock until all dividends accrued or declared but unpaid on the Series

E Preferred Stock shall have been paid in full; no dividends shall be declared or paid on Common Stock or Junior Preferred Stock until all dividends accrued or declared but unpaid on the Series D Preferred Stock shall have been paid in full; and no dividends shall be declared or paid on Common Stock until all dividends accrued or declared but unpaid on the Junior Preferred Stock shall have been paid in full.

(b) The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of Common Stock or the Series Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Liquidation Event, after payment or provision for payment of all debts and liabilities of the Corporation, each holder of shares of Series G Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Common Stock or any other class or series of stock ranking on liquidation junior to the Series G Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the sum of the Series G Original Purchase Price thereof plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each share of Series G Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up or upon the occurrence of a Liquidation Event. In calculating whether a share of Series G Preferred Stock would receive upon conversion more than its stated liquidation amount, the conversion of each other series of Preferred Stock is to be assumed if and only if such other series of Preferred Stock shall receive upon such conversion its “as-converted” liquidation amount in lieu of the applicable Original Purchase Price thereof. If upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or a Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series G Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series G Preferred Stock shall share ratably in any distribution of the remaining assets of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Liquidation Event, after payment or provision for payment of all debts and liabilities of the Corporation and the payment of all preferential amounts required to be paid to the holders of shares of Series G Preferred Stock, each holder of shares of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common Stock or any other class or series of stock ranking on liquidation junior to the Series F Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the sum of the Series F Original Purchase Price thereof plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each share of Series F Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up or upon the occurrence of a Liquidation Event. In calculating whether a share of Series F Preferred Stock would receive upon conversion more than its stated liquidation amount, the conversion of each other series of Preferred Stock is to be assumed if and only if such other series of Preferred Stock shall receive upon such conversion its “as-converted” liquidation amount in lieu of the applicable Original Purchase Price thereof. If upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or a Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series F Preferred Stock shall share ratably in any distribution of the remaining assets of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Liquidation Event, after payment or provision for payment of all debts and liabilities of the Corporation and the payment of all preferential amounts required to be paid to the holders of shares of Series F Preferred Stock and Series G Preferred Stock, each holder of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Preferred Stock, Series D Preferred Stock or Common Stock or any other class or series of stock ranking on liquidation junior to the Series E Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the sum of the Series E Original Purchase Price thereof plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each share of Series E Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up or upon the occurrence of a Liquidation Event. In calculating whether a share of Series E Preferred Stock would receive upon conversion more than its stated liquidation amount, the conversion of each other series of Preferred Stock is to be assumed if and only if such other series of Preferred Stock shall receive upon such conversion its “as-converted” liquidation amount in lieu of the applicable Original Purchase Price thereof. If upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or a Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series E Preferred Stock shall share ratably in any distribution of the remaining assets of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Liquidation Event, after payment or provision for payment of all debts and liabilities of the Corporation and the payment of all preferential amounts required to be paid to the holders of shares of Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, each holder of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Preferred Stock or Common Stock or any other class or series of stock ranking on liquidation junior to the Series D Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the sum of the Series D Original Purchase Price thereof plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each share of Series D Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up or upon the occurrence of a Liquidation Event. In calculating whether a share of Series D Preferred Stock would receive upon conversion more than its stated liquidation amount, the conversion of each other series of Preferred Stock is to be assumed if and only if such other series of Preferred Stock shall receive upon such conversion its “as-converted” liquidation amount in lieu of the applicable Original Purchase Price thereof. If upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or a Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the remaining assets of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(e) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Liquidation Event, after payment or provision for payment of all debts and liabilities of the Corporation and the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, each holder of shares of Junior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Junior Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) with respect to a share of Seed Series Preferred Stock held by such holder, the sum of the Seed Series Original Purchase Price thereof plus any dividends declared but unpaid thereon, with respect to a share of Series A Preferred Stock held by such holder, the sum of the Series A Original Purchase Price plus any dividends declared but unpaid thereon, with respect to a share of Series B Preferred Stock held by such holder, the sum of the Series B Original Purchase Price plus any dividends declared but unpaid thereon, with respect to a share of Series C Preferred Stock held by such holder, the sum of the Series C Original Purchase Price plus any dividends declared but unpaid thereon, and with respect to a share of Series C-1 Preferred Stock held by such holder, the sum of the Series C-1 Original Purchase Price plus any dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up or upon the occurrence of a Liquidation Event. In calculating whether a particular series of Preferred Stock would receive upon conversion more than its stated liquidation amount, (1) the conversion of each other series of Preferred Stock is to be assumed if and only if such other series of Preferred Stock shall receive upon such conversion its “as-converted” liquidation amount in lieu of the applicable Original Purchase Price thereof and (2) the Series C-1 Preferred Stock shall be treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion. If upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or a Liquidation Event, the remaining assets of the Corporation available for distribution to its stockholders (following all payments of preferential amounts required to be paid to the holders of shares of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock) shall be insufficient to pay the holders of shares of Junior Preferred Stock the full amount to which they shall be entitled, the holders of shares of Junior Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Junior Preferred Stock shall share ratably in any distribution of the remaining assets of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(f) After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior to and in preference to the Common Stock, upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, or a Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of Common Stock.

(g) Any (i) merger, consolidation or recapitalization which results in the voting securities of the Corporation outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving, resulting or acquiring entity or, if the surviving, resulting or acquiring entity is a wholly-owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving, resulting or acquiring entity) less than a majority of the combined voting power of the voting securities of the Corporation or such surviving, resulting or acquiring entity or, if the surviving, resulting or acquiring entity is a wholly-owned subsidiary of another entity immediately following such merger, consolidation or recapitalization, the parent entity of such surviving, resulting or acquiring entity, outstanding immediately after such merger, consolidation or recapitalization, (ii) any merger, consolidation or recapitalization in which the holders of the voting securities of the Corporation outstanding immediately prior thereto do not continue to hold shares (either as a result of such voting securities remaining outstanding or by such securities being converted into voting securities of the surviving, resulting or acquiring entity or, if the surviving, resulting or acquiring entity is a wholly-owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving, resulting or acquiring entity) in substantially identical proportions and with substantially identical rights, preferences, powers, privileges and restrictions, qualifications and limitations as existing immediately prior to such merger, consolidation or recapitalization or (iii) disposition, transfer, sale or exclusive lease or license of all or substantially all of the assets of the Corporation, shall be deemed to be a “Liquidation Event” unless the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted to Common Stock basis, including the holders of Series C-1 Preferred Stock) agree otherwise in writing; provided that, in the event the proceeds of a foregoing transaction would be distributed to stockholders in a manner other than either in accordance with Sections 3(a) through 3(f) or ratably to all holders of capital stock of the Corporation on an as-converted to Common Stock basis, then the Requisite Series G Stockholders must also agree in writing that such transaction will not be deemed a Liquidation Event; provided further that, the holders of a majority of the Series D Preferred Stock must also agree in writing that such transaction will not be deemed a Liquidation Event unless the consideration received by the holders of Series D Preferred Stock in respect of such transaction qualifies such transaction as a Qualified Liquidation Event (assuming for such purposes such transaction constitutes a Liquidation Event). A sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all of the Subsidiaries’ assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a sale of substantially all of the assets of the Corporation for purposes of this Section 3(g). The Corporation shall promptly provide to the holders of shares of Series Preferred Stock such information concerning the terms of such merger, reorganization, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Series Preferred Stock. If applicable, the Corporation shall cause the agreement or plan of merger or consolidation in connection with a Liquidation Event to provide that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 3(a) through 3(f), after giving effect to Section 3(i) unless waived by the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted to Common Stock basis, with the Series C-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of this specific vote); provided that, such waiver shall also require the consent of the Requisite Series G Stockholders if the agreement or plan of merger or consolidation does not provide that the consideration payable to the stockholders of the Corporation is allocated ratably to all holders of capital stock of the Corporation on an as-converted to Common Stock basis and provided further that, such waiver shall also require the consent of the holders of a majority of the Series D Preferred Stock unless the consideration received by the holders of Series D Preferred Stock in respect of such merger or consolidation qualifies such Liquidation Event as a Qualified Liquidation Event.

(h) The amount deemed distributed to the holders of Series Preferred Stock upon any deemed Liquidation Event shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation and/or by the acquiring person, firm or other entity. If the amount to be distributed to the holders of Series Preferred Stock upon any liquidation, dissolution, or winding-up (including any transaction treated as such pursuant to Section 3(g) above) shall be other than cash, the fair market value of the property, rights, or securities distributed to such holders shall be as determined in good faith by the Board of Directors of the Corporation; provided, however, that such determination of fair market value shall be subject to the procedures set forth in the definition of Appraisal Procedure; provided, however, that any securities with an active public market shall be valued as follows:

(i) If traded on a national securities exchange or NASDAQ, the value shall be deemed to be the average of the closing prices of the securities over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event.

(i) In the event of a deemed Liquidation Event pursuant to Section 3(g), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow, retained in a holdback and/or is payable to the stockholders of the Corporation subject to contingencies, the agreement shall provide that (i) the portion of such consideration that is not placed in escrow, not retained in a holdback and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 3(a) through 3(f) as if the Initial Consideration were the only consideration payable in connection with such deemed Liquidation Event and (ii) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 3(a) through 3(f) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

4. Voting. Each holder of Series Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, as of the record date, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Holders of Series Preferred Stock shall be entitled to notice of any meeting of stockholders and, except as otherwise provided herein or otherwise required by law, to vote together with the holders of Common Stock as a single class (on an as-converted to Common Stock basis with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion).

5. Optional Conversion. The holders of the Series Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert.

(i) Non-Regulated Series Preferred Stock. Each share of Seed Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Seed Series Original Purchase Price by the applicable Conversion Price (as defined below) in effect for the Seed Series Preferred Stock at the time of conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Purchase Price by the applicable Conversion Price (as defined below) in effect for the Series A Preferred Stock at the time of conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Purchase Price by the applicable Conversion Price (as defined below) in effect for the Series B Preferred Stock at the time of conversion. Each share of Series C

Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Purchase Price by the applicable Conversion Price (as defined below) in effect for the Series C Preferred Stock at the time of conversion. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D Original Purchase Price by the applicable Conversion Price (as defined below) in effect for the Series D Preferred Stock at the time of conversion. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series E Original Purchase Price by the applicable Conversion Price (as defined below) in effect for the Series E Preferred Stock at the time of conversion. Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series F Original Purchase Price by the applicable Conversion Price (as defined below) in effect for the Series F Preferred Stock at the time of conversion. Each share of Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series G Original Purchase Price by the applicable Conversion Price (as defined below) in effect for the Series G Preferred Stock at the time of conversion. The “Conversion Price” for the Seed Series Preferred Stock shall initially be the Seed Series Original Purchase Price. The “Conversion Price” for the Series A Preferred Stock shall initially be the Series A Original Purchase Price. The “Conversion Price” for the Series B Preferred Stock shall initially be the Series B Original Purchase Price. The “Conversion Price” for the Series C Preferred Stock shall initially be the Series C Original Purchase Price. The “Conversion Price” for the Series D Preferred Stock shall initially be the Series D Original Purchase Price. The “Conversion Price” for the Series E Preferred Stock shall initially be the Series E Original Purchase Price. The “Conversion Price” for the Series F Preferred Stock shall initially be the Series F Original Purchase Price. The “Conversion Price” for the Series G Preferred Stock shall initially be the Series G Original Purchase Price. Such Conversion Prices, and the rate at which shares of Non-Regulated Series Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a liquidation, dissolution or winding up of the Corporation or a Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Seed Series Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock.

(ii) Series C-1 Preferred Stock. Except as provided in Section 6, shares of Series C-1 Preferred Stock shall not be convertible into Common Stock pursuant to this Section 5 or otherwise in the hands of a Regulated Holder (as defined below) or its Transferees (as defined below), except in connection with a Permitted Regulatory Transfer (as defined below) (such restriction, the “Regulatory Conversion Restriction”). Instead, upon notice to the Corporation from the holder of Series C-1 Preferred Stock that it intends to exercise the rights granted pursuant to the remainder of this sentence (a “Deemed Conversion Notice”), (x) the Series C-1 Preferred Stock shall no longer be entitled to any rights that are not also applicable to shares of Common Stock, including without limitation the right to receive the amounts payable to holders of Series C-1 Preferred Stock pursuant to Sections 2 and 3 above, and such holder of Series C-1 Preferred Stock shall be deemed to have forever and finally waived all such rights; provided, however, that the rights set forth in Section 7(b) below and Article FIFTEENTH, as well as the Regulatory Voting Restriction, shall continue to apply to shares of Series C-1 Preferred Stock, and (y) such holder of Series C-1 Preferred Stock thereafter shall be entitled to receive, in lieu of any amounts otherwise payable on the Series C-1 Preferred Stock hereunder (including any amounts payable pursuant to Sections 2(a) and 2(b) above), only an amount equal to the amounts that may become payable to holders of Common Stock (as such securities are adjusted from time to time hereunder, including pursuant to Sections 5(g) and (h) below) hereunder as if such Series C-1 Preferred Stock had been converted (but without actually converting) into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C-1 Original Purchase Price by the then-effective Conversion Price of the Series C Preferred Stock, at the same time that the Deemed Conversion Notice was given (a “Deemed Optional Conversion”). For purposes of this Certificate of Incorporation, “on an as-converted basis” shall mean, with respect to the Series C-1 Preferred Stock, the number of shares of Common Stock determined as provided above in connection with a Deemed Optional Conversion, and the applicable “Conversion Price” of the Series C-1 Preferred Stock shall be deemed to be the Conversion Price of the Series C Preferred Stock, as adjusted from time to time.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors of the Corporation. The determination of fractional shares shall be based on the aggregate number of shares of Series Preferred Stock surrendered for conversion by any holder of Series Preferred Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c) Mechanics of Conversion.

(i) In order for a holder of Non-Regulated Series Preferred Stock to convert shares of Series Preferred Stock into shares of Common Stock pursuant to this Section 5, such holder shall surrender the certificate or certificates for such shares of Non-Regulated Series Preferred Stock, at the office of the transfer agent for the Non-Regulated Series Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Non-Regulated Series Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Non-Regulated Series Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and a certificate for the number (if any) of the shares of Non-Regulated Series Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, together with cash in lieu of any fraction of a share and payment of any declared but unpaid dividends thereon. On the Conversion Date, each holder of record of shares of Non-Regulated Series Preferred Stock surrendered for conversion shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Non-Regulated Series Preferred Stock, notwithstanding that notice from the Corporation shall not have been received by any holder of record of shares of such Non-Regulated Series Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

(ii) The Corporation shall at all times when the Series Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Non-Regulated Series Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Non-Regulated Series Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Non-Regulated Series Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Non-Regulated Series Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(iv) All shares of Non-Regulated Series Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any cash in lieu of any fraction of a share and any dividends declared but unpaid thereon. Any shares of Non-Regulated Series Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Non-Regulated Series Preferred Stock accordingly.

(v) The Corporation shall pay any and all issue, transfer, stamp and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Non-Regulated Series Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Non-Regulated Series Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d) Adjustments to Conversion Price for Diluting Issues:

(i) No Adjustment of Conversion Price. No adjustment pursuant to Subsection 5(d)(iii)(A)-(D) in the Conversion Price of the Seed Series Preferred Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be made (a) unless the consideration per share (determined pursuant to Subsection 5(d)(iv) below) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect for the Seed Series Preferred Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, or (b) if prior to or within sixty (60) days subsequent to such issuance, the Corporation receives written notice from the holders of a majority of the then outstanding shares of Seed Series Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a single class on an as-converted to Common Stock basis), agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock. No adjustment pursuant to Subsection 5(d)(iii)(E) in the Conversion Price of the Series D Preferred Stock shall be made (a) unless the consideration per share (determined pursuant to Subsection 5(d)(iv) below) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect for the Series D Preferred Stock on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, or (b) if prior to or within sixty (60) days subsequent to such issuance, the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series D Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock. No adjustment pursuant to Subsection 5(d)(iii)(F) in the Conversion Price of the Series E Preferred Stock shall be made (a) unless the consideration per share (determined pursuant to Subsection 5(d)(iv) below) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect for the Series E Preferred Stock on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, or (b) if prior to or within sixty (60) days subsequent to such issuance, the Corporation receives written notice from the Requisite Series E Preferred Stockholders, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock. No adjustment pursuant to Subsection 5(d)(iii)(G) in the Conversion Price of the Series F Preferred Stock shall be made (a) unless the consideration per share (determined pursuant to Subsection 5(d)(iv) below) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect for the Series F Preferred Stock on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, or (b) if prior to or within sixty (60) days subsequent to such issuance, the Corporation receives written notice from the Requisite Series F Preferred Stockholders, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock. No adjustment pursuant to Subsection 5(d)(iii)(H) in the Conversion Price of the Series G Preferred Stock shall be made (a) unless the consideration per share (determined pursuant to Subsection 5(d)(iv) below) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect for the Series G Preferred Stock on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, or (b) if prior to or within sixty (60) days subsequent to such issuance, the Corporation receives written notice from the Requisite Series G Preferred Stockholders, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

(ii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5(d)(iv) below) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(I) In the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(II) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(d)(iv) below) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

(E) No readjustment pursuant to clause (B), (C) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of the Option or Convertible Security pursuant to this section, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

In the event the Corporation, after the Original Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 5(d)(ii) shall apply.

(iii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(A) Adjustment to Conversion Price for Seed Series Preferred Stock. In the event the Corporation shall at any time or from time to time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(ii) above, but excluding shares issued as a stock split or combination as provided in Subsection 5(e) below or upon a dividend or distribution as provided in Subsection 5(f) below), without consideration or for a consideration per share less than the applicable Conversion Price in effect for the Seed Series Preferred Stock on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price for the Seed Series Preferred Stock; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of such Additional Shares of Common Stock so issued and/or deemed to be issued.

(B) Adjustment to Conversion Price for Series A Preferred Stock. In the event the Corporation shall at any time or from time to time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(ii) above, but excluding shares issued as a stock split or combination as provided in Subsection 5(e) below or upon a dividend or distribution as provided in Subsection 5(f) below), without consideration or for a consideration per share less than the applicable Conversion Price in effect for the Series A Preferred Stock on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price for the Series A Preferred Stock; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, into shares of Common Stock at the then applicable Conversion Price of the Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of such Additional Shares of Common Stock so issued and/or deemed to be issued.

(C) Adjustment to Conversion Price for Series B Preferred Stock. In the event the Corporation shall at any time or from time to time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(ii) above, but excluding shares issued as a stock split or combination as provided in Subsection 5(e) below or upon a dividend or distribution as provided in Subsection 5(f) below), without consideration or for a consideration per share less than the applicable Conversion Price in effect for the Series B Preferred Stock on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price for the Series B Preferred Stock; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, into shares of Common Stock at the then applicable Conversion Price of the Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of such Additional Shares of Common Stock so issued and/or deemed to be issued.

(D) Adjustment to Conversion Price for Series C Preferred Stock. In the event the Corporation shall at any time or from time to time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(ii) above, but excluding shares issued as a stock split or combination as provided in Subsection 5(e) below or upon a dividend or distribution as provided in Subsection 5(f) below), without consideration or for a consideration per share less than the applicable Conversion Price in effect for the Series C Preferred Stock on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price for the Series C Preferred Stock; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, into shares of Common Stock at the then applicable Conversion Price of the Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of such Additional Shares of Common Stock so issued and/or deemed to be issued.

(E) Adjustment to Conversion Price for Series D Preferred Stock. In the event the Corporation shall at any time or from time to time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(ii) above, but excluding shares issued as a stock split or combination as provided in Subsection 5(e) below or upon a dividend or distribution as provided in Subsection 5(f) below), without consideration or for a consideration per share less than the applicable Conversion Price in effect for the Series D Preferred Stock on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price for the Series D Preferred Stock; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, into shares of Common Stock at the then applicable Conversion Price of the Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of such Additional Shares of Common Stock so issued and/or deemed to be issued.

(F) Adjustment to Conversion Price for Series E Preferred Stock. In the event the Corporation shall at any time or from time to time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(ii) above, but excluding shares issued as a stock split or combination as provided in Subsection 5(e) below or upon a dividend or distribution as provided in Subsection 5(f) below), without consideration or for a consideration per share less than the applicable Conversion Price in effect for the Series E Preferred Stock on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price for the Series E Preferred Stock; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, into shares of Common Stock at the then applicable Conversion Price of the Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of such Additional Shares of Common Stock so issued and/or deemed to be issued.

(G) Adjustment to Conversion Price for Series F Preferred Stock. In the event the Corporation shall at any time or from time to time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(ii) above, but excluding shares issued as a stock split or combination as provided in Subsection 5(e) below or upon a dividend or distribution as provided in Subsection 5(f) below), without consideration or for a consideration per share less than the applicable Conversion Price in effect for the Series F Preferred Stock on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price for the Series F Preferred Stock; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, into shares of Common Stock at the then applicable Conversion Price of the Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of such Additional Shares of Common Stock so issued and/or deemed to be issued.

(H) Adjustment to Conversion Price for Series G Preferred Stock. In the event the Corporation shall at any time or from time to time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(ii) above, but excluding shares issued as a stock split or combination as provided in Subsection 5(e) below or upon a dividend or distribution as provided in Subsection 5(f) below), without consideration or for a consideration per share less than the applicable Conversion Price in effect for the Series G Preferred Stock on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price for the Series G Preferred Stock; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred Stock, with the Series C-1 Preferred

Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, into shares of Common Stock at the then applicable Conversion Price of the Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) plus (2) the number of such Additional Shares of Common Stock so issued and/or deemed to be issued.

(iv) Determination of Consideration. For purposes of this Subsection 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property: Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; provided, however, that such determination of fair market value shall be subject to the procedures set forth in the definition of Appraisal Procedure; provided that for the avoidance of doubt, the Corporation may issue such Additional Shares of Common Stock prior to the completion of the Appraisal Procedure; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in accordance with the procedure set forth in clause (II) above.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(ii) above, relating to Options and Convertible Securities, shall be determined by dividing:

(x) the total amount, if any, received by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a potential subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a potential subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable solely in additional shares of Common Stock, then and in each such event the Conversion Price for the Seed Series Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, Series F Preferred Stock and the Series G Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Seed Series Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, Series F Preferred Stock and the Series G Preferred Stock, as applicable, then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Seed Series Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Seed Series Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series Preferred Stock had been converted into Common Stock on the date of such event, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion.

(g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series Preferred Stock (but not the Series Preferred Stock itself) shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger or consolidation), then and in each such event the holder of each such share of Series Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(h) Adjustment for Consolidation or Merger. Subject to the provisions of Section 3, in case of any consolidation or merger of the Corporation with or into another corporation, in which the Common Stock (but not the Series Preferred Stock) is converted or exchanged for securities, cash or other property (other than a transaction covered by Sections 5(e), 5(f) or 5(g)), each share of Series Preferred Stock, if any, remaining outstanding after such consolidation or merger shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series Preferred Stock would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Series Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly equivalent a manner as may be practicable as before the consolidation or merger. If any event occurs of the type contemplated by the provisions of Section 5(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Corporation’s Board of Directors shall make an appropriate reduction in the applicable Conversion Prices so as to protect the rights of the holders of the Series Preferred Stock.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series Preferred Stock (including the Series C-1 Preferred Stock) a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) any such adjustments and readjustments, (ii) the applicable Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Junior Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock as applicable.

(j) Notice of Record Date. In the event:

(i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

(iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation or the occurrence of a Liquidation Event;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series Preferred Stock, and shall cause to be mailed to the holders of the Series Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or Liquidation Event is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, winding up or Liquidation Event.

6. Mandatory Conversion.

(a) Upon (i) the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Seed Series Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class (on an as converted to Common Stock basis) or (ii) the closing of a Qualified Public Offering (the date of the earlier of clause (i) or (ii), the “Mandatory Conversion Date”), all outstanding shares of Seed Series Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be automatically converted into shares of Common Stock into which such Series Preferred Stock is convertible pursuant to Section 5 above. Upon (i) the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock or (ii) the closing of a Qualified Public Offering (the date of the earlier of clause (i) or (ii), the “Series D Mandatory Conversion Date”), all outstanding shares of Series D Preferred Stock shall be automatically converted into shares of Common Stock. Upon (i) the affirmative vote or written consent of the Requisite Series E Preferred Stockholders or (ii) the closing of a Qualified Public Offering (the date of the earlier of clause (i) or (ii), the “Series E Mandatory Conversion Date”), all outstanding shares of Series E Preferred Stock shall be automatically converted into shares of Common Stock. Upon (i) the affirmative vote or written consent of the Requisite Series F Preferred Stockholders or (ii) the closing of a Qualified Public Offering (the date of the earlier of clause (i) or (ii), the “Series F Mandatory Conversion Date”), all outstanding shares of Series F Preferred Stock shall be automatically converted into shares of Common Stock. Upon (i) the affirmative vote or written consent of the Requisite Series G Preferred Stockholders or (ii) the closing of a Qualified Public Offering (the date of the earlier of clause (i) or (ii), the “Series G Mandatory Conversion Date”), all outstanding shares of Series G Preferred Stock shall be automatically converted into shares of Common Stock. Notwithstanding the Regulatory Conversion Restriction, upon the closing of a Qualified Public Offering, all outstanding shares of Series C-1 Preferred Stock shall automatically be converted into shares of Common Stock if, and only if, such conversion would not result in a Regulated Holder and its Transferees (as such capitalized terms are defined in Article FIFTEENTH) owning or controlling, or being deemed to own or control, collectively, greater than (i) 4.99% of the voting power of any class of voting securities of the Corporation or (ii) 9.99% of the total equity of the Corporation (in each case, as such terms are defined and used, and as such percentages are calculated, under the BHCA (as defined in Article FIFTEENTH)) (the “Series C-1 Mandatory Conversion Date”). The Mandatory Conversion Date, the Series G Mandatory Conversion Date, the Series F Mandatory Conversion Date, the Series E Mandatory Conversion Date, the Series D Mandatory Conversion Date and the Series C-1 Mandatory Conversion Date shall sometimes be referred to herein as the “applicable Mandatory Conversion Date.”

(b) All holders of record of shares of the applicable Series Preferred Stock shall be given written notice of the applicable Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of the applicable Series Preferred Stock, pursuant to this Section 6. Such notice shall be sent to each record holder of the applicable Series Preferred Stock at such holder’s address last shown on the records of the transfer agent for the applicable Series Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of the applicable Series Preferred Stock shall surrender his or its certificate or certificates for all such shares to the

Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. On the applicable Mandatory Conversion Date, all rights with respect to the applicable Series Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon and cash in lieu of any fraction of a share. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the applicable Mandatory Conversion Date and the surrender of the certificate or certificates for the applicable Series Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 5(b) above in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. On the applicable Mandatory Conversion Date, each holder of record or shares of the applicable Series Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Series Preferred Stock, notwithstanding that the certificates representing such shares of Series Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of such Series Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

(c) All certificates evidencing shares of the applicable Series Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the applicable Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of the applicable Series Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized applicable Series Preferred Stock accordingly.

(d) Series C-1 Preferred Stock.

(i) Except as set forth in Section 6(a), no shares of Series C-1 Preferred Stock shall be convertible into shares of Common Stock pursuant to this Section 6 (unless such conversion is in connection with a Permitted Regulatory Transfer), but instead, upon a Mandatory Conversion Date that is not also a Series C-1 Mandatory Conversion Date, (x) the Series C-1 Preferred Stock shall no longer be entitled to any rights that are not also applicable to shares of Common Stock, including without limitation the right to receive the amounts payable to holders of Series C-1 Preferred Stock pursuant to Sections 2 and 3 above, and such holder of Series C-1 Preferred Stock shall be deemed to have forever and finally waived all such rights; provided, however, that the rights set forth in Section 7(b) and Article FIFTEENTH, as well as the Regulatory Voting Restriction, shall continue to apply to shares of Series C-1 Preferred Stock, and (y) each holder of Series C-1 Preferred Stock thereafter shall be entitled to receive, in lieu of any amounts otherwise payable on the Series C-1 Preferred Stock hereunder (including any amounts payable pursuant to Section 3 above), only an amount per share equal to the amounts that may become payable to holders of Common Stock (as such securities are adjusted from time to time hereunder, including pursuant to Sections 5(g) and (h) above) hereunder as if such Series C-1 Preferred Stock had been converted (but without actually converting) into shares of Common Stock, at the then-effective Conversion Price of the Series C Preferred Stock, at the same time that all shares of Series C Preferred Stock have been automatically converted pursuant to Section 6(a) (a “Deemed Automatic Conversion”), as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Common Stock occurring after such Deemed Automatic Conversion.

(ii) In addition, upon consummation of a Permitted Regulatory Transfer, each share of Series C-1 Preferred Stock so transferred in such a Permitted Regulatory Transfer shall automatically be converted into (x) one (1) fully paid and nonassessable share of Series C Preferred Stock, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series C Preferred Stock, if such Permitted Regulatory Transfer occurs prior to a Deemed Automatic Conversion, and (y) subject to Sections 5(g) and 5(h), fully paid and nonassessable shares of Common Stock, if such Permitted Regulatory Transfer occurs on or subsequent to a Deemed Automatic Conversion. Any shares of Series C-1 Preferred Stock that are convertible into Common Stock pursuant to this Section 6(d)(ii) shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C-1 Original Purchase Price by the Conversion Price of the Series C Preferred Stock as in effect on the effective date of the conversion of such shares of Series C-1 Preferred Stock. Automatic conversion of the Series C-1 Preferred Stock pursuant to this Section 6(d)(ii) shall be effective without any further action on the part of the holders of such shares and shall be effective whether or not the certificates for such shares are surrendered to the Corporation or its transfer agent.

7. Protective Covenants.

(a) Capital Stock Voting Matters. The Corporation shall not, and shall not permit any Subsidiary to, without the affirmative vote or prior written consent of holders of at least a majority of the outstanding shares of capital stock of the Corporation (voting together as a single class on an as-converted to Common Stock basis, with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion) whether by amendment of the Corporation’s Certificate of Incorporation, reclassification, merger, consolidation, reorganization or otherwise, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) alter, amend, waive or repeal the Corporation’s Certificate of Incorporation or By-laws in any manner;

(ii) authorize or issue any security convertible into or exercisable for any equity security having any right, preference or priority superior to or on parity with the Series Preferred Stock;

(iii) increase or decrease the number of authorized shares of Series Preferred Stock;

(iv) authorize, declare or pay any dividend (other than dividends on Common Stock payable solely in Common Stock) on any share of the capital stock of the Corporation or any Subsidiary;

(v) redeem, purchase or otherwise acquire for value any share or shares of the capital stock of the Corporation or any Subsidiary, except for repurchases of Common Stock of the Corporation from (a) directors, consultants and advisors, in each case, solely with respect to such shares issued pursuant to the Stock Option Plan or such other stock incentive plan as may be approved by the Board of Directors of the Corporation, including a majority of the Preferred Directors, and (b) officers and employees pursuant to contractual call rights or rights of first refusal, in each case which capital stock of the Corporation held by such party is redeemed at a price no greater than the original purchase price for such shares;

(vi) liquidate, dissolve or wind-up the Corporation;

(vii) merge with or into or consolidate with any other entity, whether or not the Corporation or a Subsidiary is the surviving entity;

(viii) acquire or make an investment in any other Person in a transaction in which the aggregate price to the Corporation is greater than Ten Million Dollars ($10,000,000);

(ix) enter into any transaction with Senior Management or an Affiliate of the Corporation, except for (a) arms’ length employment agreements or (b) equity incentive agreements pursuant to the Stock Option Plan and other transactions that are, in each case, approved by a majority of the disinterested members of the Board of Directors;

(x) dispose, transfer, sell or exclusively lease or license all or substantially all its properties or assets, or more than 25% of the fair market value of the Corporation’s consolidated assets in any transaction or series of related transactions (other than the sale of the Corporation’s inventory in the ordinary course of business and other sales in the ordinary course of business);

(xi) enter into or incur any debt or lease obligation (other than working capital loans, equipment lease obligations and other similar obligations in the ordinary course of business) where the aggregate amount of all such obligations outstanding at any one time is greater than Two Hundred and Fifty Million Dollars ($250,000,000);

(xii) create any new option or equity incentive plan (other than the Stock Option Plan, which for this purpose shall not include any successor stock option or equity incentive plan) or increase the number of shares reserved for grant under the Stock Option Plan; or

(xiii) create any Subsidiaries other than a Subsidiary in which the Corporation is the sole record and beneficial holder of all the equity interests.

(b) Series C-1 Preferred Stock Voting Matters

(i) Separate Vote of the Series C-1 Preferred Stock. At any time when any shares of Series C-1 Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the affirmative vote or the prior written consent of the holders of at least a majority of the Series C-1 Preferred Stock (with the Series C-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of such vote or written consent), whether by amendment, waiver, termination or repeal, of the Corporation’s Certificate of Incorporation or By-laws, or reclassification, merger, consolidation, reorganization or otherwise, amend, modify or waive (A) any of the terms set forth in Article FIFTEENTH below, the protective provisions set forth in this Section 7(b)(i) or any of the terms set forth in Section 7(b)(ii) below, or (B) any other provision of this Certificate of Incorporation intended to address the regulatory status of the initial or any subsequent holder of shares of Series C-1 Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect; provided that a Liquidation Event in which the holders of Series Preferred Stock receive securities of another entity (whether or not the holders of capital stock of the Corporation waive the treatment of such pursuant to Section 3(d) above) shall not be deemed to amend, modify or waive any other provision of this Certificate of Incorporation intended to address the regulatory status of the initial or any subsequent holder of shares of Series C-1 Preferred Stock requiring the affirmative vote or written consent of the holders of the Series C-1 Preferred Stock pursuant to Section 7(b)(i)(B) above.

In no event shall the Series C-1 Preferred Stock be entitled to vote, or act by written consent, on any matter as a single “class” of “voting securities” as such terms are interpreted under the BHCA. For the avoidance of doubt, the foregoing provisions in this Section 7(b)(i) shall apply with respect to the Series C-1 Preferred Stock after a Deemed Optional Conversion or Deemed Automatic Conversion. Notwithstanding the foregoing, solely for purposes of this Section 7(b)(i), neither (x) the authorization or issuance of any equity security (including any other security convertible or exercisable for such equity security) that ranks senior to both the Series C Preferred Stock and the Series C-1 Preferred Stock or pari passu with both the Series C Preferred Stock and the Series C-1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution, winding up of the Corporation or a Liquidation Event, and (y) the inclusion of such equity security (including any other security convertible or exercisable for such equity security) in the definition of “Series Preferred Stock” in the Corporation’s Certificate of Incorporation or any amendment thereto shall be deemed to alter, amend, terminate, repeal, waive or change the rights, privileges or preferences of the Series C-1 Preferred Stock requiring the affirmative vote or written consent of the holders of the Series C-1 Preferred Stock pursuant to Section 7(b)(i).

(ii) Regulatory Voting Restriction. Notwithstanding the voting rights provided herein or statutory voting rights of holders of shares of Series C-1 Preferred Stock and except as expressly provided otherwise herein, in no event shall a Regulated Holder and its Transferees, collectively, be entitled to vote shares representing more than 4.99% of the voting power of all shares entitled to vote on any matter (including matters with respect to which such holders are entitled to provide their consent), including matters with respect to which:

(1) the Series C Preferred Stock and the Series C-1 Preferred Stock vote together as a single class;

(2) the Preferred Stock votes together as a single class; or

(3) the Preferred Stock votes with shares of Common Stock as a single class on an as-converted basis;

(such voting rights to be allocated pro rata among the Regulated Holder and its Transferees based on the number of shares of Series C-1 Preferred Stock held by each such holder); provided, however, that, if there are no shares of Series C Preferred Stock outstanding, the ownership of shares of Series C-1 Preferred Stock will not convey to the holder thereof any right to vote for matters on which shares of Series C Preferred Stock and Series C-1 Preferred Stock are entitled to vote as a single class, and in the event there are no shares of Series Preferred Stock outstanding other than the Series C-1 Preferred Stock, the ownership of shares of Series C-1 Preferred Stock will not convey to the holder thereof any right to vote for matters on which shares of Series Preferred Stock are entitled to vote as a single class; provided, further, that the Regulatory Voting Restriction shall not apply to matters requiring approval of the holders of shares of Series C-1 Preferred Stock pursuant to Section 7(b)(i) above or as otherwise provided expressly herein. The restrictions described in this Section 7(b)(ii) are referred to herein as the “Regulatory Voting Restrictions.”

(c) Series D Preferred Stock Voting Matters. At any time when any shares of Series D Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the affirmative vote or the prior written consent of the holders of a majority of the Series D Preferred Stock, whether by amendment, waiver, termination or repeal, of the Corporation’s Certificate of Incorporation or By-laws, or reclassification, merger, consolidation, reorganization or otherwise, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) alter, amend, change, terminate, repeal, nullify or waive any provision of the Corporation’s Certificate of Incorporation or By-laws in a manner that adversely affects the Series D Preferred Stock or the holders thereof, including, without limitation, any alteration, amendment, change, repeal, nullification, termination or waiver of the right for the Series D Preferred Stock to elect directors pursuant to Subsection 1(b) or the definition of “Qualified Public Offering” in Section 9;

(ii) create, or authorize the creation of (including by reclassification of existing shares) or issue or obligate itself to issue shares of, any securities (whether equity, convertible debt or a unit of debt and equity securities or any other security convertible into or exercisable for any such security) unless the same ranks junior to the Series D Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or a Liquidation Event and the payment of dividends;

(iii) approve any voluntary liquidation, dissolution or winding up of the Corporation or a Liquidation Event unless the holders of shares of Series D Preferred Stock shall receive an amount in cash or Marketable Securities, paid as of the consummation of such applicable transaction, for each share of Series D Preferred Stock held thereby, an amount equal to at least one and a half times (1.5x) the Series D Original Purchase Price (any such Liquidation Event satisfying such requirement, a “Qualified Liquidation Event”);

(iv) increase or decrease the number of authorized shares of Series D Preferred Stock; or

(v) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein and (ii) repurchases of unvested stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the original purchase price (as equitably adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization) or, if provided in the agreement governing the issuance of such stock, at the lesser of the original purchase price (as equitably adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization) and the then-current fair market value thereof;

provided that, solely for purposes of Sections 7(c), neither (x) a Qualified Liquidation Event, nor (y) (i) the authorization or issuance of any equity security (including any other security convertible or exercisable for such equity security) that ranks junior to the Series D Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or a Liquidation Event and the payment of dividends (“New Preferred”), and (ii) the inclusion of such New Preferred in the definition of “Series Preferred Stock” in the Corporation’s Certificate of Incorporation or any amendment thereto shall be deemed to, in and of themselves, alter, amend, terminate, repeal or waive the rights, privileges or preferences of the Series D Preferred Stock requiring the affirmative vote or written consent of the holders of the Series D Preferred Stock pursuant to Section 7(c)(i); provided that the rights, privileges and preferences of the Series D Preferred Stock are otherwise unaffected. For the purposes hereof, the term “Marketable Securities” shall mean securities that are both (x) traded on a national securities exchange or NASDAQ and (y) immediately saleable by the holder thereof following receipt without restriction as to volume or other limitation imposed by securities laws, rules and regulations, contract, lock-up, restrictive legend or otherwise, and shall be valued in accordance with Section 3(e)(i) above.

(d) Series E Preferred Stock Voting Matters. At any time when any shares of Series E Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the affirmative vote or the prior written consent of the Requisite Series E Preferred Stockholders, whether by amendment, waiver, termination or repeal, of the Corporation’s Certificate of Incorporation or By-laws, or reclassification, merger, consolidation, reorganization or otherwise, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) alter, amend, change, terminate, repeal, nullify or waive any provision of the Corporation’s Certificate of Incorporation or By-laws in a manner that adversely affects the Series E Preferred Stock or the holders thereof, including, without limitation, any alteration, amendment, change, repeal, nullification, termination or waiver of the definition of “Qualified Public Offering” in Section 9;

(ii) create, or authorize the creation of (including by reclassification of existing shares) or issue or obligate itself to issue shares of, any securities (whether equity, convertible debt or a unit of debt and equity securities or any other security convertible into or exercisable for any such security) unless the same ranks junior to the Series E Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or a Liquidation Event and the payment of dividends;

(iii) increase or decrease the number of authorized shares of Series E Preferred Stock; or

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (x) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein and (y) repurchases of unvested stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the original purchase price (as equitably adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization) or, if provided in the agreement governing the issuance of such stock, at the lesser of the original purchase price (as equitably adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization) and the then-current fair market value thereof.

(e) Series F Preferred Stock Voting Matters. At any time when any shares of Series F Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the affirmative vote or the prior written consent of the Requisite Series F Preferred Stockholders, whether by amendment, waiver, termination or repeal, of the Corporation’s Certificate of Incorporation or By-laws, or reclassification, merger, consolidation, reorganization or otherwise, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) alter, amend, change, terminate, repeal, nullify or waive any provision of the Corporation’s Certificate of Incorporation or By-laws in a manner that adversely affects the Series F Preferred Stock or the holders thereof, including, without limitation, any alteration, amendment, change, repeal, nullification, termination or waiver of the definition of “Qualified Public Offering” in Section 9;

(ii) create, or authorize the creation of (including by reclassification of existing shares) or issue or obligate itself to issue shares of, any securities (whether equity, convertible debt or a unit of debt and equity securities or any other security convertible into or exercisable for any such security) unless the same ranks junior to the Series F Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or a Liquidation Event and the payment of dividends;

(iii) increase or decrease the number of authorized shares of Series F Preferred Stock or issue any additional shares of Series F Preferred Stock; or

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (x) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein and (y) repurchases of unvested stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the original purchase price (as equitably adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization) or, if provided in the agreement governing the issuance of such stock, at the lesser of the original purchase price (as equitably adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization) and the then-current fair market value thereof.

(f) Series G Preferred Stock Voting Matters. At any time when any shares of Series G Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the affirmative vote or the prior written consent of the Requisite Series G Preferred Stockholders, whether by amendment, waiver, termination or repeal, of the Corporation’s Certificate of Incorporation or By-laws, or reclassification, merger, consolidation, reorganization or otherwise, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) alter, amend, change, terminate, repeal, nullify or waive any provision of the Corporation’s Certificate of Incorporation or By-laws in a manner that adversely affects the Series G Preferred Stock or the holders thereof, including, without limitation, any alteration, amendment, change, repeal, nullification, termination or waiver of the definition of “Qualified Public Offering” in Section 9;

(ii) create, or authorize the creation of (including by reclassification of existing shares) or issue or obligate itself to issue shares of, any securities (whether equity, convertible debt or a unit of debt and equity securities or any other security convertible into or exercisable for any such security) unless the same ranks junior to the Series G Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or a Liquidation Event and the payment of dividends;

(iii) increase or decrease the number of authorized shares of Series G Preferred Stock or issue any additional shares of Series G Preferred Stock, other than issuances of Series G Preferred Stock pursuant to that certain Series G Preferred Stock Purchase Agreement among the Corporation and the purchasers named on Schedule I thereto (as amended and/or restated from time to time, the “Series G Purchase Agreement”); or

(iv) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (x) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein and (y) repurchases of unvested stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the original purchase price (as equitably adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization) or, if provided in the agreement governing the issuance of such stock, at the lesser of the original purchase price (as equitably adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization) and the then-current fair market value thereof.

(g) At any time when any shares of Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, whether by amendment, waiver, termination or repeal, of the Corporation’s Certificate of Incorporation or By-laws, or reclassification, merger, consolidation, reorganization or otherwise, alter, amend, terminate, repeal or waive the Corporation’s Certificate of Incorporation or By-laws in a manner that would adversely alter or change the powers, preferences, or special rights of one or more series of the Preferred Stock class, but shall not so affect the entire class, without the affirmative vote or the prior written consent of the holders of a majority of the then outstanding shares of such one or more affected series of Preferred Stock, voting together as a single class on an as-converted basis.

8. Waiver. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the holders of a majority of the then outstanding shares of Seed Series Preferred Stock may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to the Seed Series Preferred Stock hereunder, either prospectively or retrospectively. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to the Series A Preferred Stock hereunder, either prospectively or retrospectively. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the holders of a majority of the then outstanding shares of Series B Preferred Stock may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to the Series B Preferred Stock hereunder, either prospectively or retrospectively. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the holders of at least fifty-five percent (55%) of the then outstanding shares of Series C Preferred Stock may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to the Series C Preferred Stock hereunder, either prospectively or retrospectively. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the holders of a majority of the then outstanding shares of Series C-1 Preferred Stock (with the Series C-1 Preferred Stock not being subject to the Regulatory Voting Restriction for purposes of this specific vote) may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to the Series C-1 Preferred Stock hereunder, either prospectively or retrospectively. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the holders of a majority of the then outstanding shares of Series D Preferred Stock may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to the Series D Preferred Stock hereunder, either prospectively or retrospectively. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the Requisite Series E Preferred Stockholders may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to the Series E Preferred Stock hereunder, either prospectively or retrospectively. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the Requisite Series F Preferred Stockholders may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to the Series F Preferred Stock hereunder, either prospectively or retrospectively. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the Requisite Series G Preferred Stockholders may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to the Series G Preferred Stock hereunder, either prospectively or retrospectively. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the holders of a majority of the then outstanding shares of capital stock of the Corporation (voting together as a single class on an as-converted to Common Stock basis with the Series C-1 Preferred Stock treated as being convertible into

Common Stock for this purpose, notwithstanding any limitation on conversion) may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to all capital stock of the Corporation hereunder (other than any of the rights, preferences or privileges specifically provided to the Series Preferred Stock, or any series thereof), either prospectively or retrospectively. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the holders of a majority of the then outstanding shares of Seed Series Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class (on an as-converted to Common Stock basis) may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to such shares of capital stock of the Corporation where treated as a single class hereunder, either prospectively or retrospectively. Except as otherwise required by law or this Certificate of Incorporation, without creating any additional consent rights not otherwise provided herein, the holders of a majority of the then outstanding shares of Junior Preferred Stock, voting together as a single class (on an as-converted to Common Stock basis with the Series C-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion) may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to such shares of capital stock of the Corporation where treated as a single class hereunder, either prospectively or retrospectively.

9. Definitions. The following terms shall have the following respective meanings:

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 5(d)(ii) above, deemed to be issued) by the Corporation after the Original Issue Date, other than:

(a) shares of Common Stock issued or issuable by reason of a dividend or other distribution on shares of Common Stock that is covered by Subsection 5(e), 5(f), 5(g) or 5(h) above;

(b) shares of Common Stock actually issued or issuable upon conversion of shares of Series Preferred Stock (excluding deemed issuances under Subsection 5(d)(ii));

(c) up to 13,469,648 shares of Common Stock, either issued in the form of restricted stock awards or Options exercisable for Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) or upon the exercise of such Options (it being understood that any such shares issued that expire or terminate unexercised or are repurchased by the Corporation shall not be counted towards the maximum number unless and until regranted or reissued), issued or issuable to officers, directors, consultants, advisors or employees of the Corporation pursuant to the Stock Option Plan or such other stock incentive plan as may be approved by the Board of Directors of the Corporation, including a majority of the Preferred Directors;

(d) any Common Stock issued in connection with any acquisitions, mergers or strategic partnership transactions (other than transactions entered into primarily for equity financing purposes) that have been approved by the Board of Directors, including a majority of the Preferred Directors;

(e) any Common Stock issued pursuant to an initial public offering, under which in connection with such initial public offering all shares of Non-Regulated Series Preferred Stock are converted into shares of Common Stock;

(f) any issuance exempted from the definition of Additional Shares of Common Stock pursuant to Section 5(d)(i) above with respect to the applicable series of Preferred Stock; or

(g) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment lending or real property leasing transaction approved by the Board of Directors, including a majority of the Preferred Directors, and shares of Common Stock or Preferred Stock actually issued upon the exercise of such Options or shares of Common Stock actually issued upon the conversion of such Convertible Securities;

(h) any warrants issued to holders of Series C Preferred Stock outstanding as of the date of this Restated Charter and shares of capital stock actually issued upon the exercise of such warrants; or

(i) Series C Preferred Stock issued upon conversion of the Series C-1 Preferred Stock in accordance with this Restated Charter.

“Affiliate” shall mean, with respect to any Person (as defined herein), any (w) director, officer or stockholder holding 10% or more of the capital stock (on a fully diluted basis) of such Person, (x) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a director, officer, or partner of such Person), (y) other Persons that are investment companies registered under the Investment Company Act of 1940 advised or sub-advised by such Person’s investment advisor or any affiliated investment advisor of such investment advisor, one or more mutual fund, pension fund, pooled investment vehicle or institutional client advised or sub-advised by such Person’s investment advisor or any affiliated investment advisor of such investment advisor, and (z) other Persons that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be deemed to include any Person under common management with another Person.

“Ares” shall mean Ares Corporate Opportunities Fund V, L.P. together with their respective Affiliates.

“applicable Original Purchase Price” shall mean, as applicable, the Seed Series Original Purchase Price, the Series A Original Purchase Price, the Series B Original Purchase Price, the Series C Original Purchase Price, the Series C-1 Original Purchase Price, the Series D Original Purchase Price, the Series E Original Purchase Price, the Series F Original Purchase Price or the Series G Original Purchase Price.

“Appraisal Procedure” shall mean the following procedure to determine fair market value of any security or other property (in either case, the “valuation amount”). Upon the determination of the valuation amount for any security or other property by the Board of Directors in accordance with provisions of this Restated Charter, each Major Stockholder shall be delivered written notice thereof. If, within ten (10) days of delivery of such notice, any Major Stockholder (each, a “Disputing Party”) notifies the Corporation in writing that it disputes the valuation amount, then within thirty (30) days of delivery of such notice from the Major Stockholder to the Corporation, the valuation amount shall be determined conclusively by an investment banking firm of national recognition, which firm shall be unaffiliated with each of the Corporation and the Disputing Party and shall be reasonably acceptable to the Board of Directors and each Disputing Party. If the Board of Directors and each Disputing Party are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in Boston, Massachusetts, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by each Disputing Party and the Board of Directors, of not more than eight (8) investment banking firms of national standing in the United States, of which no more than two (2) may be named by the Board of Directors and no more than two (2) may be named by any Disputing Party.

The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of not more than eight (8). The Board of Directors and each Disputing Party shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among (i) the valuation amounts submitted by the Corporation and each Disputing Party, on the one hand, and (ii) the valuation amount calculated by the investment banking firm, on the other hand. The determination of the final valuation amount per the previous sentence shall be final and binding upon the parties. The Corporation shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Corporation shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates.

“Bain” shall mean BCIP Venture Associates, BCIP Venture Associates-B and Bain Capital Venture Fund 2009, L.P., together with their respective Affiliates.

“Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Major Stockholder” shall mean any holder of Series Preferred Stock holding more than 650,000 shares of Series Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting the Series Preferred Stock); provided, however, that (i) Franklin Strategic Series—Franklin Small Cap Growth Fund and Franklin Templeton Investment Funds—Franklin Technology Fund, together with their respective Affiliates and any other holder of Series Preferred Stock advised by Franklin Advisers, Inc. (collectively, “Franklin”), shall be deemed collectively to be a Major Stockholder for so long as they hold at least fifty percent (50%) of the shares of Series F Preferred Stock (or the Common Stock issued upon the conversion thereof) originally purchased by Franklin, and (ii) the T. Rowe Price Investors shall be deemed collectively to be a Major Stockholder for so long as they collectively hold at least fifty percent (50%) of either (a) the shares of Series F Preferred Stock (or the Common Stock issued upon the conversion thereof) purchased by the T. Rowe Price Investors pursuant to the Series F Purchase Agreement or (b) the shares of Series G Preferred Stock (or the Common Stock issued upon conversion thereof) purchased by the T. Rowe Price Investors pursuant to the Series G Purchase Agreement. For purposes of determining the number of shares of Series Preferred Stock held by a stockholder, all shares of Series Preferred Stock held by Affiliates shall be aggregated.

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Original Issue Date” shall mean the date on which a share of Series G Preferred Stock was first issued.

“Person” shall mean without limitation an individual, a partnership, a corporation, an association, a joint stock corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

“Preferred Directors” means the Junior Preferred Directors, the Series D Director, and the Series F Director.

“Qualified Public Offering” shall mean the sale of shares of Common Stock, at a price to the public of at least 1.0 times the Series D Original Purchase Price per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting the Common Stock), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least One Hundred Million Dollars ($100,000,000) of gross proceeds to the Corporation and after which the Common Stock is listed on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market or another internationally recognized stock exchange.

“Requisite Series E Preferred Stockholders” shall mean the holders of a majority of the outstanding shares of Series E Preferred Stock, including Fidelity Puritan Trust: Fidelity Puritan Fund for so long as Fidelity Puritan Trust: Fidelity Puritan Fund and its Affiliates collectively hold at least 1,241,037 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock).

“Requisite Series F Preferred Stockholders” shall mean the holders of a majority of the outstanding shares of Series F Preferred Stock, including at least one of (a) Bain (for so long as it or its Affiliates collectively hold at least fifty percent (50%) of the shares of Series F Preferred Stock purchased by it and its Affiliates under the Series F Preferred Stock Purchase Agreement among the Corporation and the purchasers named on Schedule I thereto dated March 21, 2019 (as amended, the “Series F Purchase Agreement”)) or (b) Franklin (for so long as it or its Affiliates collectively hold at least fifty percent (50%) of the shares of Series F Preferred Stock purchased by it and its Affiliates under the Series F Purchase Agreement).

“Requisite Series G Preferred Stockholders” shall mean the holders of a majority of the outstanding shares of Series G Preferred Stock, including (a) the T. Rowe Investors holding a majority of the outstanding shares of Series G Preferred Stock held by the T. Rowe Investors (for so long as the T. Rowe Investors collectively hold at least fifty percent (50%) of either (i) the shares of Series F Preferred Stock purchased by the T. Rowe Price Investors under the Series F Purchase Agreement or (ii) the shares of Series G Preferred Stock purchased by the T. Rowe Price Investors under the Series G Purchase Agreement) and (b) Ares (for so long as it or its Affiliates collectively hold at least fifty percent (50%) of the shares of Series G Preferred Stock purchased by it or its Affiliates under the Series G Purchase Agreement).

“Seed Series Original Purchase Price” shall be $0.40 per share of Seed Series Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Seed Series Preferred Stock.

“Senior Management” shall mean the principal executive officer, the principal financial officer, any other officer reporting directly to the Board of Directors and any officer reporting directly to the principal executive officer.

“Series A Original Purchase Price” shall be $2.8916 per share of Series A Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

“Series B Original Purchase Price” shall be $7.9453 per share of Series B Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

“Series C Original Purchase Price” shall be $11.10768 per share of Series C Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.

“Series C-1 Original Purchase Price” shall be $11.10768 per share of Series C-1 Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock.

“Series D Original Purchase Price” shall be $17.03841 per share of Series D Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock.

“Series E Original Purchase Price” shall be $21.75600 per share of Series E Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock.

“Series F Original Purchase Price” shall be $22.35369 per share of Series F Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock.

“Series G Original Purchase Price” shall be $14.740960 per share of Series G Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G Preferred Stock.

“Stock Option Plan” shall mean the Corporation’s Amended and Restated 2009 Stock Incentive Plan, as may be amended and/or restated from time to time, the Corporation’s 2019 Stock Incentive Plan, as may be amended and/or restated from time to time, and any successor stock option or equity incentive plan adopted by the Corporation.

“Subsidiary” shall mean any corporation or trust of which the Corporation directly or indirectly owns at the time 50% or more of the outstanding shares that represent either 50% or more of the voting power, 50% or more of the economic power, or control of the board of directors of such corporation or trust, other than directors’ qualifying shares.

“T. Rowe Price Investor” shall mean a holder of Preferred Stock (or Common Stock issued upon conversion thereof) that is an advisory client of T. Rowe Price Associates, Inc. or any successor or affiliated registered investment advisor.

FIFTH. The Corporation is to have perpetual existence.

SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. The board of directors of the Corporation is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation subject to any right of the stockholders set forth herein, to alter and repeal the by-laws made by the Board of Directors.

B. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

C. The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

SEVENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

EIGHTH. To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any of the Preferred Directors or any partner, member, director, stockholder, employee or agent of a Major Stockholder (each such person a “Covered Person”), unless such Excluded Opportunity is demonstrated by the Corporation to have been offered to such Covered Person expressly and solely in such individual’s capacity as a member of the Board of Directors. No amendment or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

NINTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

TENTH. The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against the Corporation initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article TENTH shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. With the intent that the Corporation shall be the primary source of funds for any advancement or indemnification obligation hereunder, the Corporation shall have no right to seek contribution or other reimbursement from any other party (other than pursuant to insurance policies procured by the Corporation and indemnity arrangements entered into in writing with the Corporation) with an obligation (under contract, law or otherwise) to indemnify a director of the Corporation. Any repeal or modification of the foregoing provisions of this Article TENTH shall not adversely affect any right or protection of a director or officer of the Corporation or any limitations on the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

ELEVENTH. If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

TWELFTH. The Corporation hereby elects not be governed by Section 203 of the General Corporation Law of the State of Delaware.

THIRTEENTH. Notwithstanding any provision of law, the Corporation may, by contract, grant to some or all of the security holders of the Corporation preemptive rights to acquire stock of the Corporation, but no stockholders shall have any preemptive rights except as specifically granted.

FOURTEENTH. The Corporation reserves the right, subject in all respects to the restrictions and limitations contained herein, to amend, alter, change or repeal any provision contained in this Restated Charter, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

FIFTEENTH. BHCA Matters.

A. Definitions. As used herein, the following terms will have the meanings set forth below.

1. A “Regulated Holder” means a bank holding company subject to the provisions of the Bank Holding Company Act of 1956, as amended, and as implemented by the Board of Governors of the Federal Reserve System, whether pursuant to regulation or interpretation (the “BHCA”), together with its affiliates (as defined in Regulation Y (12 C.F.R. Part 225)).

2. A “Transferee” means a party to whom a Regulated Holder transfers shares of Series C-1 Preferred Stock and the transferees of such party (in each case, other than Permitted Regulatory Transferees).

3. A “Permitted Regulatory Transferee” shall mean a person or entity who acquires shares of Series C-1 Preferred Stock from a Regulated Holder or its Transferees in any of the following transfers (each a “Permitted Regulatory Transfer”):

(a) a widespread public distribution;

(b) a private placement in which no one party acquires the right to purchase 2% or more of any class of voting securities (as such term is used for purposes of the BHCA), of the corporation;

(c) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widespread public distribution on behalf of a Regulated Holder and its Transferees; or

(d) to a party who would control more than 50% of the voting securities (as such term is used for purposes of the BHCA) of the corporation without giving effect to the shares of Series C-1 Preferred Stock transferred by a Regulated Holder and its Transferees.

B. The Corporation shall be bound by the following restrictions (each, a “BHCA Regulatory Restriction”):

1. The Corporation shall not directly or indirectly, repurchase, redeem, retire or otherwise acquire any of the Corporation’s capital securities, or take any other action (including effecting a public offering in which any of outstanding shares of Preferred Stock are converted into Common Stock), if, as a result, the Regulated Holder and its Transferees would own or control, or be deemed to own or control, collectively, greater than (i) 4.99% of the voting power of any class of voting securities of the Corporation or (ii) 9.99% of the total equity of the Corporation (in each case, as such terms used in the preceding sentence are defined and used, and as such percentages are calculated, under the BHCA); provided, however, that this restriction shall not apply to any redemption, repurchase, redemption, retirement or other acquisition transaction effected by the Corporation and offered to each holder of Series Preferred Stock if the Regulated Holder (x) receives at least ten (10) business days’ prior written notice of such transaction and (y) is offered the opportunity to sell its shares of Series C-1 Preferred Stock on a pro rata basis with the other holders of Series Preferred Stock at a price per share equal to the greater of the highest price offered to a holder of Series C Preferred Stock and the fair market value of the Series C-1 Preferred Stock; provided further, that in such transaction the Regulated Holder is offered an opportunity to sell that number of shares as is sufficient to allow the Regulated Holder to remain below the foregoing equity limits.

2. If the Corporation declares a distribution payable in any form of property other than in cash, each holder of a share of Series C-1 Preferred Stock shall be entitled to receive, at its election, in lieu of such property, a cash payment equal to the fair market value of the property that such holder would have been entitled to receive upon such distribution, as reasonably determined by the Board of Directors of the Corporation in good faith; provided, however, that this provision shall not apply in the event of a Liquidation Event.

C. In the event of a breach of any BHCA Regulatory Restriction or Part D of this Article FIFTEENTH or if a Regulated Holder is unable to transfer pursuant to Part D of this Article FIFTEENTH all or any part of the shares of the Corporation’s stock then-held by it because such transfer is not permitted pursuant to applicable securities laws, the Regulated Holder may exercise any remedies available to it against the Corporation, including requiring the Corporation to repurchase the relevant portion of the shares held by the Regulated Holder necessary to give effect to Part B or D of this Article FIFTEENTH, as applicable, at a per share price equal to the then current fair market value of (i) if shares of Series C Preferred Stock are then-outstanding, a share of Series C Preferred Stock (and not the fair market value of a share of Series C-1 Preferred Stock), as reasonably determined by the Board of Directors of the Corporation in good faith, or (ii) if no shares of Series C Preferred Stock are then-outstanding, a share of Series C-1 Preferred Stock, as reasonably determined by the Board of Directors of the Corporation in good faith with such determination being made assuming that the rights, preferences and privileges applicable to the Series C Preferred Stock (and not the Series C-1 Preferred Stock) that are set forth herein, as in effect as of the Filing Date for the Series C Preferred Stock, are the rights, preferences and privileges of the Series C-1 Preferred Stock.

D. If (i) a Regulated Holder (A) is deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA), or (B) believes in good faith that it may be deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA) or that it is not permitted to hold all or part of its shares of the Corporation’s stock or, if applicable, its other securities of the Corporation under the relevant banking laws, regulations, and agency interpretations or guidance, (ii) all of the shares of Non-Regulated Series Preferred Stock have been converted into Common Stock pursuant to Section 6(a) of Part B of Article FOURTH of the Certificate of Incorporation and the holders thereof, other than such Regulated Holder, collectively hold less than 70% of the Registrable Securities (as defined in that certain Amended and Restated Investors’ Rights Agreement, dated on or around the Original Issue Date (as amended, the “Rights Agreement”)) that such holders held on the effective date of the Rights Agreement (as adjusted for any stock splits or combinations, stock dividends, reclassifications, exchanges, recapitalizations or the like) or (iii) the Regulated Holder learns of any activities directly or indirectly by or on behalf of the Corporation, its affiliates or any of their respective officers, directors or employees, or anyone for whose acts or defaults the Corporation may be liable, that may constitute or give rise to a violation of applicable anti-bribery or anti-corruption laws by the Corporation, then (x) the Corporation will cooperate in good faith to provide the Regulated Holder with information reasonably requested by such Regulated Holder and relevant to any determination under clauses (i), (ii) or (iii), (y) the Regulated Holder shall be permitted to transfer all or a portion of its shares of Series C-1 Preferred Stock or any other securities of the Corporation then-held by the Regulated Holder (subject to applicable securities laws) and (iii) the Corporation will use its commercially reasonable efforts to facilitate such transfer in good faith (including without limitation, making management available to prospective buyers and providing customary due diligence material, subject to a customary confidentiality agreement).

E. To the extent further requested, the Corporation will cooperate in good faith with a Regulated Holder in order to avoid the Regulated Holder being deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA) as a result of any arrangements with any Regulated Holder.

F. In the event of any conflict with any provision of this Restated Charter, the terms of this Article FIFTEENTH shall prevail.

IN WITNESS WHEREOF, the Corporation has caused this Eleventh Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation this 26th day of October, 2020.

RENT THE RUNWAY, INC.

By:	/s/ Jennifer Y. Hyman
Name:	Jennifer Y. Hyman
Title:	Chief Executive Officer

RENT THE RUNWAY, INC.

FIRST CERTIFICATE OF AMENDMENT TO THE

ELEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Rent the Runway, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1. The name of the Corporation is Rent the Runway, Inc. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on March 3, 2009.

2. This Certificate of Amendment (the “Amendment”) to the Corporation’s Eleventh Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 26, 2020 (the “Certificate”) has been duly adopted and approved by the Corporation’s Board of Directors and requisite stockholders in accordance with the applicable provisions of the DGCL.

3. Subsection (i) of Article Fourth of the Certificate is amended and restated to read in its entirety as follows:

“(i) 62,500,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and”

4. Subsection (c) of the definition of “Additional Shares of Common Stock” in Article Fourth (B)(9) of the Certificate is amended and restated to read in its entirety as follows:

“(c) up to 15,989,648 shares of Common Stock, either issued in the form of restricted stock awards or Options exercisable for Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) or upon the exercise of such Options (it being understood that any such shares issued that expire or terminate unexercised or are repurchased by the Corporation shall not be counted towards the maximum number unless and until regranted or reissued), issued or issuable to officers, directors, consultants, advisors or employees of the Corporation pursuant to the Stock Option Plan or such other stock incentive plan as may be approved by the Board of Directors of the Corporation, including a majority of the Preferred Directors”

5.	All other provisions of the Certificate shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS HEREOF, the Corporation has caused this First Certificate of Amendment to the Certificate to be signed by a duly authorized officer of the Corporation this 22 day of March, 2021.

RENT THE RUNWAY, INC.

/s/ Scarlett O’Sullivan

By:	Scarlett O’Sullivan
Chief Financial Officer

RENT THE RUNWAY, INC.

SECOND CERTIFICATE OF AMENDMENT TO THE

ELEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Rent the Runway, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1. The name of the Corporation is Rent the Runway, Inc. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on March 3, 2009.

2. This Second Certificate of Amendment (the “Amendment”) to the Corporation’s Eleventh Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 26, 2020, as amended by the First Certificate of Amendment filed with the Secretary of State of the State of Delaware on March 22, 2021 (the “Certificate”) has been duly adopted and approved by the Corporation’s Board of Directors and requisite stockholders in accordance with the applicable provisions of the DGCL.

3. Subsections (i) and (ii) of Article Fourth of the Certificate are amended and restated to read in their entirety as follows:

“(i) 62,500,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and

(ii) 36,055,589 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which (a) 4,375,000 shares shall be designated as Seed Series Convertible Preferred Stock (the “Seed Series Preferred Stock”), (b) 5,187,500 shares shall be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), (c) 1,949,256 shares shall be designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), (d) 1,845,569 shares shall be designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”) (e) 351,108 shares shall be designated Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), (f) 3,609,493 shares shall be designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”), (g) 3,723,110 shares shall be designated Series E Convertible Preferred Stock (the “Series E Preferred Stock”), (h) 6,039,272 shares shall be designated Series F Convertible Preferred Stock (the “Series F Preferred Stock”), and (i) 8,975,101 shares shall be designated Series G Convertible Preferred Stock (the “Series G Preferred Stock and, collectively with the Seed Series Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, the “Non-Regulated Series Preferred Stock”). The Seed Series Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and Series G Preferred Stock are sometimes referred to together herein as the “Series Preferred Stock.”

4. All other provisions of the Certificate shall remain in full force and effect.

[Signature Page Follows]

5

IN WITNESS HEREOF, the Corporation has caused this Second Certificate of Amendment to the Certificate to be signed by a duly authorized officer of the Corporation this 30th day of April, 2021.

RENT THE RUNWAY, INC.

By:	/s/ Jennifer Y. Hyman
Jennifer Y. Hyman
Chief Executive Officer

6